UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 8, 2024

Idaho Strategic Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Idaho	000-28837	82-0490295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 N. 3rd Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 625-9001

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	IDR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2024, Idaho Strategic Resources, Inc. (the “Company”) executed and entered into a Purchase and Sale Agreement (the “Agreement”), a promissory note (“Note”), a Mortgage (“Mortgage”), and a Termination of Royalty Deed (“Royalty Termination”) with Bell Run Properties, L.L.C. (the “Bell Run”). In accordance with the terms of the Agreement, the Company purchased Bell Run’s surface rights and alluvial minerals of seven patented mining claims in Butte Gulch near Murray, Idaho (the “Butte Gulch Claims”) for the total sum of One Million Dollars ($1,000,000).

The Agreement required the Company to pay Bell Run Three Hundred and Fifty Thousand Dollars ($350,000) at closing on February 8, 2024. The remaining balance of the purchase price was financed by Bell Run pursuant to the Note in the amount of Six Hundred and Fifty Thousand Dollars ($650,000), which amount was secured by the Mortgage. As additional consideration of the Agreement, the Company and Bell Run entered the Royalty Termination that terminated the 2% NSR held by Bell Run against the subsurface mineral rights on the Butte Gulch Claims entered into on May 2, 2018.

There is no material relationship between the Company, its affiliates, or any of the parties to the Agreement, Note, Mortgage and Royalty Termination, and Bell Run, other than the aforementioned agreements.

Item 1.02 Termination of a Material Definitive Agreement.

Simultaneously with the closing of the Agreement on February 8, 2024, the Company and Bell Run terminated the Royalty Deed between the Company (formerly known as New Jersey Mining Company) and West Materials, Inc., entered into on May 2, 2018 (the “Royalty Deed”) and subsequently assigned to Bell Run on June 10, 2019. The Royalty Deed granted a total production royalty of two percent (2%) of the Net Smelter Returns of all ores or concentrates of minerals mined and shipped from the Butte Gulch Claims subsurface minerals and the Potosi patented mining claims owned by the Company.

Additionally, on February 8, 2024, the conveyance of the Butte Gulch Claims from Bell Run to the Company also terminated the Company’s First Right of Refusal (“ROFR”) to purchase the Butte Gulch Claims surface and alluvial deposits, recorded on May 3, 2018 and subsequently assigned to Bell Run on June 10, 2019.

There is no material relationship between the Company, its affiliates, or any of the parties to the Royalty Termination or the ROFR and Bell Run, other than the aforementioned agreements.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 8, 2024, with the full execution and the entry into the Agreement, Note, Mortgage, Royalty Termination, and the warrant deed from Bell Run, recorded on February 8, 2024 (“Warranty Deed”), the Company acquired the surface and alluvial deposits of the Butte Gulch Claims from Bell Run for One Million Dollars ($1,000,000), giving the Company a 100-percent fee simple ownership of all of the mineral and surface rights of the Butte Gulch Claims.  The Butte Gulch Claims are adjacent to and directly east of the Company’s Golden Chest Mine patented and unpatented mining claim holdings. The purchase consolidated the mineral rights of the Butte Gulch Claims after the surface and the minerals were severed on April 28, 2018, when the Company purchased the subsurface mineral rights.

There is no material relationship between the Company, its affiliates, or any of the parties to the Agreement, Note, Mortgage and Royalty Termination, and Bell Run, other than the aforementioned agreements.

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Item 2.03 Creation of a Direct Financial Obligation.

Simultaneously, on February 8, 2024, the Company entered into a promissory note (the “Note”) in the principal amount of Six Hundred and Fifty Thousand Dollars ($650,000) at an interest rate of 5% to be paid to Bell Run. The Note is secured by the Butte Gulch Claims through the Mortgage recorded on February 8, 2024. The Company is required to pay equal monthly interest-only payments in the amount of Two Thousand Seven hundred and Fifty Dollars ($2,750). The entire balance of the principal sum, all unpaid interest thereon, and all other amounts owed under the Note and Mortgage are due and payable three (3) years from the date of closing or on February 8, 2027. The Note provides for acceleration of the due date of the principal for default on the terms of the Note.

Item 7.01 Regulation FD Disclosure.

On February 12, 2024, the Company issued a press release entitled “Idaho Strategic Expands Murray Gold Belt Private Land Position – Plans to Add Paste Backfill System at the Golden Chest.” A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information in this Current Report on Form 8-K (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Item 8.01 Other Events.

On February 8, 2024, the Company amended and restated stock options granted in February 2021. The amended and restated options reflected the change of the Company’s name to Idaho Strategic Resources, Inc., adjusted the amount of the options and exercise price to reflect the 14-for-1 reverse stock split, and extended the exercise period of the options to October 19, 2024, to coincide with the expiration date of employee stock options granted in October 2021, allowing employees additional time to exercise their stock options.

The Company granted the options in February 2021 to purchase a total of 2,700,068 shares of common stock at an exercise price of $0.40 per share, pre-reverse split. After adjusting for the 14-for-1 reverse stock split, the options granted gave the holders the right to purchase a total of 192,862 shares of common stock at an exercise price of $5.60 per share, post-reverse split. The options' expiration date was extended from Sunday, February 11, 2024, at 5:00 PM P.S.T. to Saturday, October 19, 2024, at 5:00 PM P.S.T. There were no other changes in the terms of the options.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 12, 2024, entitled “Idaho Strategic Expands Murray Gold Belt Private Land Position – Plans to Add Paste Backfill System at the Golden Chest.”*

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IDAHO STRATEGIC RESOURCES, INC.

By:	/s/ John Swallow
John Swallow
Its: President & CEO
Date: February 12, 2024

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